Exhibit (h)(6)

April 26, 2007

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Multi-Style Equity Fund

Management Fee Waiver

Dear Mark:

Russell Investment Management Company (“RIMCo”), as manager of the Multi-Style Equity Fund (the “Fund”), agrees to waive, until April 30, 2008, a portion of its 0.78% management fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund’s total operating expenses exceed 0.87% of the Fund’s daily net assets on an annual basis. RIMCo also agrees to reimburse the Fund for all remaining expenses, after fee waivers, that exceed 0.87% of average daily net assets on an annual basis. This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements, may, at RIMCo’s option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg Stark
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer and Chief Accounting Officer

April 26, 2007

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Aggressive Equity Fund

Management Fee Waiver

Dear Mark:

Russell Investment Management Company (“RIMCo”), as manager of the Aggressive Equity Fund (the “Fund”), agrees to waive, until April 30, 2008, a portion of its 0.95% management fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund’s total operating expenses exceed 1.05% of the Fund’s average daily net assets on an annual basis. RIMCo also agrees to reimburse the Fund for all remaining expenses, after fee waivers, that exceed 1.05% of average daily net assets on an annual basis. This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements, may, at RIMCo’s option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg Stark
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer and Chief Accounting Officer

April 26, 2007

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Non-U.S. Fund

Management Fee Waiver

Dear Mark:

Russell Investment Management Company (“RIMCo”), as manager of the Non-U.S. Fund (the “Fund”), agrees to waive, until April 30, 2008, a portion of its 0.95% management fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund’s total operating expenses exceed 1.15% of the Fund’s average daily net assets on an annual basis. RIMCo also agrees to reimburse the Fund for all remaining expenses, after fee waivers, that exceed 1.15% of average daily net assets on an annual basis. This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements, may, at RIMCo’s option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg Stark
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer and Chief Accounting Officer

April 26, 2007

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Real Estate Securities Fund

Management Fee Waiver

Dear Mark:

Russell Investment Management Company (“RIMCo”), as manager of the Real Estate Securities Fund (the “Fund”), agrees to waive, until April 30, 2008, a portion of its 0.85% management fee for that Fund, up to the full amount of that fee, equal to the amount by which the Fund’s total operating expenses exceed 1.10% of the Fund’s average daily net assets on an annual basis. RIMCo also agrees to reimburse the Fund for all remaining expenses, after fee waivers, that exceed 1.10% of average daily net assets on an annual basis. This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements, may, at RIMCo’s option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg Stark
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer and Chief Accounting Officer

April 26, 2007

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Core Bond Fund

Management Fee Waiver

Dear Mark:

Russell Investment Management Company (“RIMCo”), as manager of the Core Bond Fund (the “Fund”), agrees to waive, until April 30, 2008, a portion of its 0.60% management fee, up to the full amount of that fee for that Fund, equal to the amount by which the Fund’s total operating expenses exceed 0.70% of the Fund’s average daily net assets on an annual basis. RIMCo also agrees to reimburse the Fund for all remaining expenses, after fee waivers, that exceed 0.70% of average daily net assets on an annual basis. This agreement, which supersedes any prior voluntary waiver or reimbursement arrangements, may, at RIMCo’s option, continue after that date, but may be revised or eliminated at any time thereafter without notice. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg Stark
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer and Chief Accounting Officer

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

Re:	Russell Investment Funds Conservative Strategy, Moderate Strategy Fund, Balanced Strategy Fund, Growth Strategy Fund and Equity Growth Strategy Fund (the “Funds”) Fee Waivers and Reimbursements

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser to Russell Investment Funds (“RIF”), agrees to waive, until April 30, 2008, 0.20% of its 0.25% management fee for the Funds.

Additionally, RIMCO agrees to waive, until April 30, 2008, up to the remaining 0.05% of its 0.25% management fee and all of its transfer agency fees and then to reimburse each Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed the average daily net assets of the Funds on an annual basis by the following amounts:

Conservative Strategy Fund – 0.18%

Moderate Strategy Fund – 0.11%

Balanced Strategy Fund – 0.08%

Growth Strategy Fund – 0.04%

Equity Growth Strategy Fund – 0.04%

Direct Fund-level expenses for the Funds do not include the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This Agreement shall automatically renew annually thereafter for successive one-year periods unless otherwise agreed to by a vote of a majority of the Trustees, including a majority of the independent Trustees. If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Greg J. Stark
Greg J. Stark, President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:	/s/ Mark E. Swanson
Mark E. Swanson, Treasurer